EXHIBIT 2.1

                               AGREEMENT AND PLAN
                                       OF
                                 REORGANIZATION

                              DATED JUNE 28, 2000,

                                      AMONG

                    iEXALT, INC. AND ITS MERGER SUBSIDIARIES

                                       AND

                                PREMIERCARE, LLC

                                       AND

                         ITS DIRECT AND INDIRECT MEMBERS
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                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I         DEFINITIONS AND INTERPRETATION.............................1
      1.1         Definitions................................................1
      1.2         Interpretation.............................................7
      1.3         Knowledge..................................................7

ARTICLE II        THE MERGER.................................................8
      2.1         The Mergers................................................8
      2.2         Merger Consideration.......................................8
      2.3         Contingent Merger Consideration............................8
      2.4         Closing and Effective Time of the Merger..................10

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF iEXALT PARTIES..........11
      3.1         Organization of iExalt Parties............................11
      3.2         Authority Relative to this Agreement......................11
      3.3         No Violations.............................................11
      3.4         Consents and Approval.....................................12
      3.5         iExalt Capitalization.....................................12
      3.6         iExalt Subsidiaries.......................................12
      3.7         iExalt Financial Statements...............................13
      3.8         Absence of Certain Changes................................13
      3.9         Litigation................................................13
      3.10        Information Statement.....................................13
      3.11        Brokers...................................................14

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF
                  PREMIER PARTIES...........................................14
      4.1         Organization of Premier...................................14
      4.2         Authority Relative to this Agreement......................14
      4.3         No Violations.............................................14
      4.4         Consents and Approval.....................................15
      4.5         Premier Capitalization....................................15
      4.6         No Subsidiaries...........................................15
      4.7         Premier Financial Statements..............................15
      4.8         Absence of Certain Changes................................16
      4.9         No Undisclosed Liabilities................................17
      4.10        Premier Properties........................................17
      4.11        Taxes and Tax Returns.....................................17
      4.12        Litigation................................................18
      4.13        Environmental Matters.....................................18
      4.14        Employee Benefit Plans....................................19

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      4.15        Material Contracts........................................20
      4.16        Governmental Licenses and Permits; Compliance with Laws...21
      4.17        Intellectual Property.....................................21
      4.18        Labor Matters.............................................22
      4.19        Transactions with Affiliates..............................22
      4.20        Year 2000 Compliance......................................22
      4.21        Brokers...................................................22

ARTICLE V         REPRESENTATIONS AND AGREEMENTSOF THE PREMIER
                  MEMBER STOCKHOLDERS.......................................22
      5.1         Ownership.................................................22
      5.2         Power of the Premier Member Stockholder...................22
      5.3         Approval of Mergers.......................................23
      5.4         No Conflicts..............................................23
      5.5         No Litigation.............................................23
      5.6         Preemptive and Other Rights; Waiver.......................23
      5.7         Control of Related Business...............................24
      5.8         Investment Representations................................24

ARTICLE VI        REPRESENTATIONS AND WARRANTIES
                  OF CERTAIN PREMIER PARTIES................................26
      6.1         Regarding PCII............................................26
      6.2         Regarding PBH.............................................27

ARTICLE VII       iEXALT COVENANTS PENDING CLOSING..........................29
      7.1         Notice of Certain Events..................................29
      7.2         Access and Information....................................29
      7.3         Confidentiality...........................................29
      7.4         Consummation of Mergers...................................29

ARTICLE VIII      COVENANTS OF PREMIER PARTIES PENDING CLOSING..............30
      8.1         Conduct of Business.......................................30
      8.2         Forbearance by Premier....................................30
      8.3         Access and Information....................................31
      8.4         Confidentiality...........................................31
      8.5         Consummation of Mergers...................................31

ARTICLE IX        MUTUAL CONDITIONS.........................................32
      9.1         No Adverse Proceedings....................................32

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ARTICLE X         CONDITIONS TO OBLIGATIONS OF iEXALT PARTIES...............32
      10.1        Representations True at Closing...........................32
      10.2        No Adverse Changes........................................32
      10.3        Opinion of Premier Counsel................................32
      10.4        Consents..................................................32
      10.5        Due Diligence.............................................32
      10.6        Resignation of Officers and Managers......................33
      10.7        Employment Agreements.....................................33
      10.8        Releases..................................................33
      10.9        Obligations to be Paid at Closing.........................33
      10.10       Other Documents...........................................33

ARTICLE XI        CONDITIONS TO PREMIER PARTIES OBLIGATIONS.................33
      11.1        iExalt Representations True at Closing....................33
      11.2        No Adverse iExalt Changes.................................34
      11.3        Opinion of iExalt's Counsel...............................34
      11.4        Employment Agreements.....................................34
      11.5        Registration Rights Agreement.............................34
      11.6        Obligations to be Paid at Closing.........................34
      11.7        Other Documents...........................................34

ARTICLE XII       ADDITIONAL AGREEMENTS.....................................34
      12.1        Consents and Approvals....................................34
      12.2        Publicity.................................................34
      12.3        Expenses..................................................35
      12.4        Conveyance Taxes..........................................35
      12.5        Rule 144 Reports..........................................35

ARTICLE XIII      NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....36
      13.1        Nature of Statements......................................36
      13.2        Survival of Representations and Warranties................36

ARTICLE XIV       INDEMNIFICATION...........................................36
      14.1        Indemnification Regarding Article IV Representations,
                  Warranties and Premier Covenants..........................36
      14.2        Indemnification Regarding Article V Representations and
                  Warranties and Premier Member Stockholder Covenants.......37
      14.3        Indemnification Regarding Article VI Representations,
                  Warranties and PCII Covenants.............................37
      14.4        Indemnification Regarding Article VI Representations,
                  Warranties and PBH Covenants..............................37
      14.5        Indemnification by the iExalt Parties.....................37
      14.6        Limitation on Indemnification Claims......................38

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      14.7        Requests for Indemnification..............................38

ARTICLE XV        AMENDMENT AND TERMINATION.................................40
      15.1        Amendment.................................................40
      15.2        Waiver....................................................40
      15.3        Termination...............................................40
      15.4        Consequences of Termination...............................40

ARTICLE XVI       GENERAL PROVISIONS........................................41
      16.1        No Tax Representations....................................41
      16.2        Non-Business Days.........................................41
      16.3        iExalt Stockholder Consent................................41
      16.4        Notices...................................................41
      16.5        Entire Agreement..........................................42
      16.6        Assignment; Binding Effect................................42
      16.7        Counterparts..............................................42
      16.8        Governing Law; Jurisdiction...............................42
      16.9        Severability of Provisions................................42
      16.10       Specific Performance......................................42
      16.11       Joint Drafting............................................43
      16.12       Captions..................................................43
      16.13       No Third-Party Beneficiaries..............................43

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                     AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (this "AGREEMENT") dated as of June 28, 2000, among iExalt, Inc., a Nevada corporation ("iEXALT") PCII Combination Corp., a Delaware corporation and a wholly owned subsidiary of iExalt (the "PCII MERGER SUB"), and PBH Combination Corp., a Delaware corporation and wholly owned subsidiary of iExalt (the "PBH MERGER SUB"), all of which are collectively referred to in this Agreement as the "iEXALT PARTIES", and PremierCare, LLC, a Delaware limited liability company ("PREMIER"), PremierCare Investors, Inc., a Delaware corporation ("PCII"), Premier Behavioral Healthcare, Inc., a Delaware corporation ("PBH"), (PCII and PBH sometimes collectively referred to in this Agreement as the "PREMIER MEMBERS" and who collectively own, at the date of this Agreement, all of Premier's issued and outstanding membership interests, the undersigned stockholders of PCII (the "PCII STOCKHOLDERS"), and the undersigned stockholders of PBH (the "PBH STOCKHOLDERS"), all of which are collectively referred to in this Agreement as the "PREMIER PARTIES".

                              W I T N E S S E T H

      WHEREAS, the parties to this Agreement (the "PARTIES") wish to effect a business combination in which:

            (i) PCII Merger Sub will merge into PCII in a merger (the "PCII MERGER") to be consummated under the General Corporation Law of Delaware (the "DGCL") and the Agreement and Plan of Merger in the form attached as Annex A to this Agreement (the "PCII MERGER PLAN");

            (ii) PBH Merger Sub will merge into PBH in a merger (the "PBH MERGER") to be consummated under the DGCL and the Agreement and Plan of Merger in the form attached as Annex B to this Agreement (the "PBH MERGER PLAN");

            (iii) the PCII Stockholders and the PBH Stockholders, respectively, will receive, in exchange for their shares transferred to iExalt in the Mergers, shares of common stock of iExalt and contingent rights to receive additional shares of iExalt common stock.

      NOW, THEREFORE, the Parties agree that:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

      I.1   DEFINITIONS.  In this Agreement:

            AFFILIATE means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person with the terms "control" and "controlled" meaning for purposes of this definition, the power to
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      direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

            BHS RECEIVABLE means collectively the accounts receivable of Premier from Bonneville Health Systems, Inc. and Infinia Healthcare, in the net amount of $290,228.55 as of May 1, 2000.

            BUSINESS DAY means a day other than Saturday, Sunday or any day on which banks located in Houston, Texas are authorized or obligated to close.

            CHARTER DOCUMENTS means (i) in the case of any Person which is a corporation, its articles or certificate of incorporation and bylaws, and each certificate or other document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of the corporation's capital stock, (ii) in the case of any Person which is a partnership, its partnership agreement and, if it is a limited partnership, its certificate of limited partnership, and (iii) in the case of any Person which is a limited liability company, its articles or certificate of organization and its regulations or limited liability company agreement.

            CLOSING has the meaning specified in Section 2.4.

            CLOSING DATE means (i) the fifth Business Day immediately following the earliest date upon or by which all conditions to the respective obligations of the Parties set forth in Articles IX, X and XI shall have been satisfied or waived, or (ii) such other date as iExalt and Premier may agree.

            CODE means the United States Internal Revenue Code of 1986, as amended.

            CONTINGENT MERGER SHARES means the PCII Contingent Merger Shares and the PBH Contingent Merger Shares, collectively.

            DAMAGES mean all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses (including reasonable costs and expenses incurred in connection with the performance of obligations, interest, bonding and court costs and attorneys', accountants', engineers', consultants' and investigators' fees and disbursements) and disbursements incurred in connection with any investigation or defense of any of the foregoing.

            DGCL has the meaning specified in the preamble of this Agreement.

            DLLCA means the Delaware Limited Liability Company Act, as amended.

            EBITDA has the meaning specified in Section 2.3.

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            EFFECTIVE TIME means the time and date when the Mergers become effective under the Merger Plans.

            ENVIRONMENTAL CLAIM means any claim by a Person alleging or imposing actual or potential liability (including potential liability for any investigatory cost, containment cost, control cost, prevention cost, remediation cost, cleanup cost, governmental response cost, natural resources damage, property damage, personal injury, or penalty) arising out of, based on, resulting from or relating to (i) the presence, storage, transport, disposal, use, discharge, release or threatened release of any Hazardous Substance at any location, whether or not owned by the Person against which the claim is made, or (ii) circumstances forming the basis for any liability under, or any violation or alleged violation of, any Environmental Law.

            ENVIRONMENTAL LAWS means all applicable U.S. federal, foreign, state, local and other Laws, including common Laws and administrative or judicial interpretations of those Laws by any Governmental Entity, relating to pollution or the protection of human health and safety from the effects of pollution or the environment (which includes its ambient air, surface water, ground water, land surface and subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, recycling, reporting or handling of Hazardous Substances, but not including zoning and land use Laws.

            ENVIRONMENTAL PERMITS means all permits, licenses, registrations, certifications, exemptions, approvals and other authorizations of or by any Governmental Entity required under any Environmental Law for Premier to conduct its operations as presently conducted.

            ERISA means the Employee Retirement Income Security Act of 1974, as amended.

            ERISA AFFILIATE means, with respect to any Person, any trade or business, whether or not incorporated, which together with that Person would be deemed a single employer within the meaning of Section 4001 of ERISA or Section 414 of the Code.

            EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under that Act.

            GAAP means United States generally accepted accounting principles consistently applied throughout the specified period and, if applicable, the immediately preceding comparable period.

            GOVERNMENTAL ENTITY means any U.S. federal, state, local or foreign court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

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            HAZARDOUS SUBSTANCES means chemicals, pollutants, contaminants, wastes (including ambient wastes, hazardous wastes and liquid industrial wastes), or other substances (including toxic, deleterious or hazardous substances), as defined, listed or regulated pursuant to Environmental Laws, including asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, and petroleum and petroleum products (as those exemplary terms are defined in or regulated under the United States National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss 300.1 ET. SEQ. and other Environmental Laws).

            iEXALT COMMON STOCK means the Common Stock, $.001 par value per share, of iExalt.

            iEXALT SEC FILINGS means all forms, reports and documents filed by iExalt with the SEC since June 1, 1999.

            iEXALT STOCK OPTIONS means the outstanding employee and director stock options and warrants granted under iExalt's stock option plans or otherwise as of June 15, 2000 for the purchase of an aggregate of 4,741,000 shares of iExalt Common Stock, of which 1,630,000 shares are exercisable only on achieving certain financial performance levels at designated businesses.

            INFORMATION STATEMENT means the iExalt Information Statement dated as of June 26, 2000 and provided by iExalt to PCII, PBH and each of the Premier Member Stockholders.

            LATEST iEXALT BALANCE SHEET has the meaning specified in Section
      3.7.

            LATEST PREMIER BALANCE SHEET has the meaning specified in Section
      4.7.

            LAW means a law, statute, ordinance, rule, code or regulation enacted or promulgated, or order, directive, instruction or other legally binding guideline or policy issued or rendered by, any Governmental Entity.

            LIEN means a lien, mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, lease, sublease, charge, claim, adverse claim, levy, interest of other Persons, or other encumbrance of any kind.

            MATERIAL ADVERSE EFFECT means when used with reference to a Party, a material adverse effect on the financial condition, business or results of operations of that Party and its Subsidiaries taken as a whole, without giving effect to the consummation of the Merger.

            MERGERS means the PCII Merger and the PBH Merger, collectively.

            MERGER PLANS means the PCII Merger Plan and the PBH Merger Plan, collectively.

            MERGER SHARES means the aggregate of 540,000 shares of iExalt Common Stock to be issued by iExalt to the Premier Member Stockholders in connection the Mergers as contemplated in Section 2.2 and the Merger Plans.
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            OBLIGATIONS TO BE PAID AT CLOSING means (i) $505,211.57 as of June
      28, 2000 (plus an additional $131.83 per day thereafter) on account of the obligations of PremierCare, LLC under that certain Business Loan Agreement dated as of February 16, 1998 by and between City National Bank of Baton Rouge (n/k/a Bank One Louisiana, N.A., "Bank One") and Premier, as amended, and the related Promissory Note of Premier in favor of Bank One, dated as of February 16, 1998, in the original principal amount of $500,000, as amended; (ii) $100,886.11 as of June 28, 2000 (plus an additional $30.56 per day thereafter) on account of the obligations of Donald W. Sapaugh to Hibernia National Bank under Loan #7914229-0001;
      (iii) $100,886.11 as of June 28, 2000 (plus an additional $30.56 per day thereafter) on account of the obligations of M. Stephen May to Hibernia National Bank under Loan #5628377-0001; and (iv) the entire balance of Premier's obligation to Hibernia National Bank under the loan referred to on the Latest Premier Balance Sheet and known as the "Hibernia(May, Sapaugh, Hicks) Loan"; PROVIDED THAT, iExalt shall be responsible for causing to be paid only an aggregate of $677,609.32 of the Obligations to be Paid at Closing (which shall include all of the Bank One indebtedness) and the remainder of the Obligations to be Paid at Closing shall be paid
      (a) 50% by Donald W. Sapaugh and 50% by M. Stephen May with respect to the obligation described in clauses (ii) and (iii) above and (b) ratably by the Premier Member Stockholders based upon their share ownership as reflected on Schedule 2.3(e) with respect to the obligation described in clause (iv) above.

            PBH has the meaning specified in the preamble of this Agreement.

            PBH CONTINGENT MERGER SHARES means an aggregate of up to 284,076 shares of iExalt Common Stock issuable to the PBH Stockholders (or any portion thereof), if earned, in accordance with Section 2.3.

            PBH MERGER has the meaning specified in the preamble of this Agreement.

            PBH MERGER PLAN has the meaning specified in the preamble of this Agreement.

            PBH SHARES means all of the issued and outstanding capital stock of PBH.

            PBH STOCKHOLDERS has the meaning specified in the preamble of this Agreement.

            PBH STOCKHOLDERS' AGREEMENT means the Stockholders' Agreement dated ___________, together with all Addenda thereto, among PBH and the PBH Stockholders.

            PCII has the meaning specified in the preamble of this Agreement.

            PCII CONTINGENT MERGER SHARES means an aggregate of up to 275,924 shares of iExalt Common Stock issuable to the PCII Stockholders (or any portion thereof), if earned, in accordance with Section 2.3.

            PCII MERGER has the meaning specified in the preamble of this Agreement.

            PCII MERGER PLAN has the meaning specified in the preamble of this Agreement.

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            PCII SHARES means all of the issued and outstanding capital stock of
      PCII.

            PCII STOCKHOLDERS has the meaning specified in the preamble of this Agreement.

            PERMITTED LIENS means (i) those Liens with respect to assets of Premier set forth in Section 4.11 of the Premier Disclosure Schedule, respectively, (ii) those Liens reflected in the Premier Financial Statements, and (iii) Liens for water and sewer charges and current taxes not yet due and payable.

            PERSON means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

            PREMIER DISCLOSURE SCHEDULE means the Disclosure Schedule signed for identification purposes only by the President of Premier, which Premier has delivered to, and which has been reviewed and accepted by, the iExalt Parties on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the Premier Parties in Articles IV, V and VI.

            PREMIER FINANCIAL STATEMENTS has the meaning specified in Section
      4.7.

            PREMIER LLC AGREEMENT means the Limited Liability Company Agreement of Premier dated February 9, 1998, together with all Addenda thereto, among Premier and the Premier Members.

            PREMIER MEMBERSHIP INTERESTS means all of the outstanding interests of the Members in Premier, including rights to distributions, liquidating or otherwise, allocations, information, and rights to consent or approve.

            PREMIER MEMBER PRINCIPAL STOCKHOLDERS means M. Stephen May, Donald
      W. Sapaugh and Charles H. Caperton.

            PREMIER MEMBER STOCKHOLDERS means the PCII Stockholders and the PBH Stockholders, collectively.

            RELEASES means the Releases required to be delivered to Premier and the iExalt Parties by the Premier Members, as provided in Section 10.8.

            SEC means the Securities and Exchange Commission or any successor agency.

            SECURITIES ACT means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            SUBSIDIARY of a Party means an Affiliate of that Party more than 50% of the aggregate voting power (or any other voting, membership, partnership or joint venture equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Party directly or indirectly through one or more other Persons.

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            TAX means any tax of any kind, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof or in respect of a failure to comply with any requirement relating to any Tax Return, imposed by any U.S. federal, foreign, state or local Governmental Entity, including all income, gross income, gross receipts, profits, goods and services, social security, old age security, sales and use, ad valorem, excise, franchise, business license, occupation, real property gains, payroll and employee withholding, unemployment insurance, real and personal property, stamp, environmental, transfer, workers" compensation, severance, alternative minimum, windfall, and capital taxes, and other obligations of the same or a similar nature to any of the foregoing.

            TAXING AUTHORITY means any Governmental Entity responsible for the imposition, assessment, enforcement or collection of any Tax.

            TAX RETURNS means all Tax returns, declarations, reports, estimates, information returns and statements required to be filed with any Taxing Authority, or provided to any partner, shareholder, joint venturer or member under U.S. federal, foreign, state, or local Laws (including reports with respect to backup withholding and payments to Persons other than Taxing Authorities), and annual tax returns on behalf of employee benefit plans sponsored by iExalt or Premier or any of their respective Subsidiaries or ERISA Affiliates, if any.

            WAGES has the meaning given such term by Section 3401(a) of the Code.

            WARN ACT means the Worker Adjustment and Retraining Notification Act of 1988.

      I.2 INTERPRETATION. Capitalized terms defined in this Agreement are equally applicable to both their singular and plural forms. References in this Agreement to a designated "Article" or "Section" refer to an Article or Section of this Agreement, unless otherwise specifically indicated. All pronouns in this Agreement shall be construed as including both genders and the neuter. In this Agreement, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

      I.3 KNOWLEDGE. When a representation and warranty in Article II is made to the "knowledge" of iExalt or the iExalt Parties, it means receipt of notice by or actual knowledge of the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer or any Vice President of either iExalt or Merger Sub, or the President of any other Subsidiary of iExalt. When a representation and warranty in Articles IV and V is made to the "knowledge" of PCII, PBH or Premier or the Premier Member Stockholders, it means receipt of notice by or actual knowledge of the Chairman of the Board, President, Chief Financial Officer or any Vice President of PCII, PBH or Premier, or any Premier Member Stockholders.

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                                   ARTICLE II
                                   THE MERGER

      II.1 THE MERGERS. Simultaneously with the execution and delivery of this Agreement, the Merger Plans are being executed and delivered by the respective parties thereto. Subject to satisfaction of the conditions set forth in this Agreement and in the respective Merger Plans, at the Effective Time:

            (i) the PCII Merger Sub shall be merged with and into PCII in accordance with the DGCL and the PCII Merger Plan; and

            (ii) the PBH Merger Sub shall be merged with and into PBH in accordance with the DGCL and the PBH Merger Plan.

      II.2 MERGER CONSIDERATION. As more fully provided in, and subject to the terms and provisions of, the respective Merger Plans:

            (i) all of the shares of capital stock of PCII issued and outstanding immediately before the Effective Time will, as a result of the PCII Merger, be converted into an aggregate of 266,068 shares of iExalt Common Stock, plus the right to receive, if earned, the PCII Contingent Merger Shares in accordance with Section 2.3; and

            (ii) all shares of capital stock of PBH issued and outstanding immediately before the Effective Time, will, as a result of the PBH Merger, be converted into an aggregate of 273,932 shares of iExalt Common Stock, plus the right to receive, if earned, the PBH Contingent Merger Shares in accordance with Section 2.3.

      II.3 CONTINGENT MERGER CONSIDERATION. In addition to the Merger Shares, iExalt shall, if the requirements of this Section 2.3 are satisfied, issue the Contingent Merger Shares (as defined below), determined as follows:

            (a) ELIGIBLE CONTINGENT MERGER SHARES. The CONTINGENT MERGER SHARES shall be a total eligible amount of 560,000 shares of iExalt Common Stock, of which 275,924 shares shall represent the eligible PCII Contingent Merger Shares and 284,076 shares shall represent the eligible PBH Contingent Merger Shares. The first contingent issuance of 60,000 shares of iExalt Common Stock, consisting of 29,564 PCII Contingent Merger Shares and 30,436 PBH Contingent Merger Shares, shall be issuable in whole or in part, if earned, on Premier's collection of the BHS Receivable. The second contingent issuance of 250,000 shares of iExalt Common Stock, consisting of 123,180 PCII Contingent Merger Shares and 126,820 PBH Contingent Merger Shares, shall be issuable, if earned, on the basis of the operating performance of Premier for the first full twelve month period ending after the Closing beginning on the first day of the first month immediately succeeding, the Closing (the POST-CLOSING TWELVE MONTH PERIOD). The third contingent issuance of 250,000 shares of iExalt common stock, consisting of 123,180 PCII Contingent Merger Shares and 126,820 PBH Contingent Merger Shares, shall be issuable, if earned, on the operating performance of Premier for the succeeding full twelve-month period.

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            (b) FIRST CONTINGENT ISSUANCE. If not later than six months after the Closing Date, Premier collects in whole or in part the outstanding balance of the BHS Receivable, that portion of the 60,000 shares of iExalt Common Stock, consisting of 29,564 shares of PCII Contingent Merger Shares and 30,436 shares of PBH Merger Shares, shall be earned based on the ratio that the amount collected on the BHS Receivable bears to the entire balance of the BHS Receivable. For purposes of this Section 2.3(b), amounts collected on the BHS Receivable shall be net of any amounts paid by Premier to Advance Behavioral Care, Inc. under the Management Services Agreement attached as Exhibit 4.9 to Section 4.9 of the Premier Disclosure Schedule. For illustration purposes only, if within six months after the Closing Date, Premier has collected 40% of the balance of the BHS Receivable, 24,000 of the Contingent Merger Shares relating to the first contingent issuance shall be earned, consisting of 11,824 shares of PCII Contingent Merger Shares and 12,176 shares of PBH Contingent Merger Shares. For purposes of this Section 2.3(b), any payment by Bonneville Health Systems, Inc. and Infinia Healthcare to Premier shall be applied against the oldest invoices first, unless such payment specifies it is to be applied against a specific invoice.

            (c) SECOND CONTINGENT ISSUANCE. If the EBITDA of Premier for the Post-Closing Twelve Month Period equals or exceeds $1,000,000, the full 250,000 shares of iExalt Common Stock with respect to the second contingence issuance, consisting of 123,180 PCII Contingent Merger Shares and 126,820 PBH Contingent Merger Shares, shall be earned. If the EBITDA of Premier for the Post-Closing Twelve Month Period is less than $1,000,000, no Contingent Merger Shares shall be issued with respect to the second contingent issuance.

            (d) THIRD CONTINGENT ISSUANCE. If the EBITDA of Premier for the twelve-month period, commencing immediately after the expiration Post-Closing Twelve Month Period (the "Second Post-Closing Twelve Month Period"), equals or exceeds $1,000,000, the full 250,000 shares of iExalt Common Stock with respect to the third contingent issuance, consisting of 123,180 PCII Contingent Merger Shares and 126,820 PBH Contingent Merger Shares, shall be earned. If the EBITDA for the Second Post-Closing Twelve Month Period is less than $1,000,000, no Contingent Merger Shares will be issued with respect to the third contingent issuance.

            (e) TIMING AND ALLOCATION. The Contingent Merger Shares earned under this Section 2.3, shall be issuable by iExalt within 30 days following the receipt of (i) evidence reasonably satisfactory to iExalt of payments on the BHS Receivable with respect to the first contingent issuance and (ii) financial statements of the Premier for the relevant period, but not later than 60 days after the expiration of the Post-Closing Twelve Month Period with respect to second contingent issuance, and not later than 60 days after the expiration of the Second Post-Closing Twelve Month Period with respect to the third contingent issuance. The Contingent Merger Shares earned under this Section 2.3 shall be issued to the Premier Member Stockholders based on the number of shares of Common Stock (and respective percentages) set forth opposite such stockholder's respective name on
      SCHEDULE 2.3(E).

            (f) NO RIGHT AS iEXALT SHAREHOLDER. No Premier Member Stockholder shall have any rights of an iExalt shareholder with respect to the Contingent Merger Shares until the date of issuance by iExalt to such stockholder of a stock certificate representing such Contingent Merger Shares pursuant to this Section 2.3, including no rights to vote or receive dividends or other distributions; PROVIDED, HOWEVER, each Premier Member Stockholder shall have the right to have the Contingent Merger Shares issued by iExalt to the extent earned in accordance with the provisions of this Section 2.3.

            (g) EBITDA DEFINED. As used in this Section 2.3, the term EBITDA means, for any applicable period, the earnings of Premier before interest expense, foreign, federal and state income and franchise taxes (to the extent based on or measured by income), and depreciation and amortization expense, all determined in accordance with GAAP, adjusted to:

                  (i) eliminate any charges to Premier's earnings in respect of allocations of indirect corporate overhead expense (but not expenses directly attributable to Premier or its operations, such as charges for insurance) of iExalt;

                  (ii) reflect a capital charge (computed at an annual rate
            equal to the average rate iExalt is then paying on outstanding advances under its primary line of credit facility with a bank) for all funds advanced to Premier by iExalt (or its Affiliates other than Premier) (x) for working capital purposes or (y) to fund capital expenditures of Premier for the purpose of improving, expanding or adding to (but not maintaining at its present level) the Premier's property, plant and equipment;

                  (iii) eliminate any charges to Premier's earnings resulting from Premier being required to perform under any guaranty of any third party obligation if the guaranty is unrelated to Premier's business;

                  (iv) exclude non-operating income and losses, such as, by way of example only, investment income and gains and losses from dispositions of capital assets; and

                  (v) exclude all other non-recurring or extraordinary items of gain or loss.

      II.4 CLOSING AND EFFECTIVE TIME OF THE MERGER. The closing of the Mergers (the CLOSING) shall take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana Street, Houston, Texas, on the Closing Date. As soon as practicable after the Closing:

            (i) PCII and PCII Merger Sub will cause a Certificate of Merger incorporating the PCII Merger Plan to be executed and filed with the Secretary of State of Delaware as required by the DGCL; and

            (ii) PBH and the PBH Merger Sub will cause a Certificate of Merger incorporating the PBH Merger Plan to be executed and filed with the Secretary of State of Delaware as required by the DGCL.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                                 iEXALT PARTIES

      The iExalt Parties jointly and severally represent and warrant to the Premier Parties that:

      III.1 ORGANIZATION OF iEXALT PARTIES. Each iExalt Party is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation. Each iExalt Party has full corporate power and authority to conduct its business as it is currently being conducted and, unless it will not survive the Merger, as to be conducted following consummation of the Merger. Each iExalt Party is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. The iExalt Parties have delivered to Premier true, correct and complete copies of the Charter Documents of each iExalt Party.

      III.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each iExalt Party has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the Mergers, the issuance and delivery of the Merger Shares upon consummation of the Mergers, and the issuance and delivery of the Contingent Merger Shares, if any, subject to the terms and conditions contained in Section 2.3, have been duly authorized by the respective Boards of Directors of the iExalt Parties, and no other corporate proceedings on the part of either iExalt Party are necessary to authorize this Agreement, the issuance and delivery of the Merger Shares or the Contingent Merger Shares (if any), or the consummation of the Mergers. This Agreement has been duly executed and delivered by each iExalt Party. Assuming the valid authorization, execution and delivery of this Agreement by each Premier Party, this Agreement is a valid and binding obligation of each iExalt Party, enforceable against each iExalt Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, motorium or other Laws relating to or affecting creditors' rights generally or by equitable principles.

      III.3 NO VIOLATIONS. The execution, delivery and performance of this Agreement by the respective iExalt Parties, the issuance and delivery by iExalt of the Merger Shares or Contingent Merger Shares (if any) in connection with the Mergers, and the consummation of the Mergers will not:

            (i) constitute a breach or violation of or default under the Charter Documents of either iExalt Party or any of the iExalt Subsidiaries or, any Law applicable to either iExalt Party; or

            (ii) violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of iExalt or any of its Subsidiaries under, any contract, indenture, loan document, license, permit, order, decree or instrument to which iExalt or any of its Subsidiaries is a party or by which any of them or their assets or properties are bound.

      III.4 CONSENTS AND APPROVAL. No consent, order, approval, waiver or authorization of, or registration, application, declaration or filing with, any Person is required with respect to either iExalt Party or any Subsidiary of iExalt in connection with the execution and delivery of this Agreement, the issuance of the Merger Shares or the Contingent Merger Shares (if any) or the consummation of the Mergers.

      III.5 iEXALT CAPITALIZATION. The authorized capital stock of iExalt consists of (i) 100 million shares of iExalt Common Stock and (ii) 20 million shares of Preferred Stock, $.001 par value, of iExalt ("iEXALT PREFERRED STOCK"). At May 31, 2000, 27,390,409 shares of iExalt Common Stock, and no shares of iExalt Preferred Stock, were issued and outstanding, 5,740,999 shares of iExalt Common Stock were reserved for issuance upon exercise of the iExalt Stock Options and upon satisfying the requirements relating to the 999,999 contingent shares granted in connection with iExalt's acquisition involving First Choice Marketing. No shares of iExalt Common Stock were held by iExalt as treasury shares. All of the issued and outstanding shares of iExalt Common Stock are duly and validly issued, fully paid and nonassessable, and were issued free of preemptive rights, in compliance with any rights of first refusal. Except for the iExalt Stock Options or as disclosed on Section 3.5 of the iExalt Disclosure Schedule, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of iExalt or any of its Subsidiaries is authorized or outstanding, and there is not outstanding any commitment of iExalt or any of its Subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Neither iExalt nor any of its Subsidiaries has any contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. iExalt is not a party, and has no knowledge that any iExalt Shareholders are parties, to any voting agreement, voting trust or similar agreement or arrangement relating to iExalt's capital stock.

      Upon their issuance, the Merger Shares and the Contingent Merger Shares (if any) will be duly authorized, validly issued, fully paid and nonassessable shares of iExalt Common Stock. iExalt has reserved for issuance a sufficient number of shares of iExalt Common Stock for issuance of the Contingent Merger Shares.

      III.6 iEXALT SUBSIDIARIES. Section 3.6 of the iExalt Disclosure Schedule sets forth each iExalt Subsidiary and its jurisdiction of incorporation. Each Subsidiary of iExalt is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full authority and corporate power to conduct its business as presently being conducted. Each Subsidiary of iExalt is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. All of the outstanding shares of capital stock of each Subsidiary of iExalt are validly issued, fully paid and nonassessable and are owned of record and beneficially by iExalt or a wholly owned direct or indirect Subsidiary of iExalt, free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, voting trust arrangements, shareholders' agreements or other agreements, commitments or understandings relating to the issued and outstanding capital stock of any Subsidiary of iExalt. iExalt does not, directly or indirectly, have any equity investment in any corporation, limited liability company, partnership, joint venture or other business entity.

      III.7 iEXALT FINANCIAL STATEMENTS. The consolidated balance sheets and consolidated statements of operations, stockholders' equity and cash flows of iExalt and its Subsidiaries included in the iExalt SEC Filings fairly present in all material respects the consolidated financial position of iExalt and its Subsidiaries at their respective dates and the consolidated results of operations of iExalt and its Subsidiaries for the respective periods then ended, in accordance with GAAP, subject, in the case of unaudited interim financial statements, to (i) year-end adjustments (which consist of normal recurring accruals) and (ii) the absence of explanatory footnote disclosures required by GAAP. iExalt's unaudited consolidated balance sheet at February 29, 2000 included in the iExalt SEC Filings is herein called the "LATEST iEXALT BALANCE SHEET".

      III.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 3.8 of the iExalt Disclosure Schedule, since February 29, 2000, iExalt and its Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, there has not occurred a Material Adverse Effect, or any event that could reasonably be expected to result in a Material Adverse Effect, on iExalt and the Subsidiaries considered as a whole.

      III.9 LITIGATION. Except as disclosed in Section 3.9 of the iExalt Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the iExalt Parties, threatened against iExalt or any of its Subsidiaries at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which iExalt or any iExalt Subsidiary is subject. Neither iExalt Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 3.9 might be commenced with any reasonable likelihood of success.

      III.10 INFORMATION STATEMENT. The information regarding iExalt (including, for purposes of this Section 3.10, information regarding iExalt's officers, directors and shareholders) included in the Information Statement and previously delivered to Premier and each of the Premier Member Stockholders will not, on the date the Information Statement (or any amendment thereof or supplement thereto) is first delivered to the Premier Member Stockholders, at the time of the execution and delivery of this Agreement and at the Effective Time, contain any statement regarding iExalt that, at such time and in light of the circumstances under which it will be made, is false or misleading in any material respect, or omit to state any material fact regarding iExalt necessary in order to make the statements made therein regarding iExalt not false or misleading in any material respect. If at any time prior the Effective time any event relating to iExalt should be discovered by iExalt which should be set forth in an amendment or a supplement to the Information Statement, iExalt will promptly inform Premier and the Premier Member Stockholders.

      III.11 BROKERS. Except for Consulting & Strategy International, L.L.C. which has acted as financial advisor to iExalt in connection with the Mergers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Mergers based upon arrangements made by or on behalf of any iExalt Party.

                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PREMIER PARTIES

      Premier and each of the Premier Member Principal Stockholders jointly and severally represents and warrants to the iExalt Parties that:

      IV.1 ORGANIZATION OF PREMIER. Premier is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Premier has full authority and limited liability company power to conduct its business as it is currently being conducted and as to be conducted following consummation of the Merger. Premier is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. Premier has delivered to the iExalt Parties true, correct and complete copies of the Charter Documents of Premier.

      IV.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Premier has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the Mergers have been duly authorized by the managers of Premier, and approved by each of the Premier Members. No other limited liability company proceedings on the part of Premier or the Premier Members are necessary to authorize this Agreement or the consummation of the Mergers. This Agreement has been duly executed and delivered by Premier. Assuming the valid authorization, execution and delivery of this Agreement by each iExalt Party, this Agreement is a valid and binding obligations of Premier, enforceable against Premier in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors" rights generally or by equitable principles.

      IV.3 NO VIOLATIONS. The execution, delivery and performance of this Agreement by Premier and the consummation of the Mergers will not:

            (i) constitute a breach or violation of or default under the Charter Documents of Premier, or any Law applicable to Premier, or

            (ii) except as accurately reflected in Section 4.3 of the Premier Disclosure Schedule, violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of Premier under, any contract, indenture, loan document, license, permit, order, decree or instrument to which Premier is a party or by which its assets or properties are bound.

      IV.4 CONSENTS AND APPROVAL. No consent, order, approval, waiver, authorization of, or registration, application, declaration or filing with, any Person is required with respect to Premier in connection with the execution and delivery of this Agreement or the consummation of the Mergers.

      IV.5 PREMIER CAPITALIZATION. The capitalization of Premier is as set forth on Section 4.5 of the Premier Disclosure Schedule. All of the issued and outstanding membership interests of Premier are duly and validly issued, fully paid and nonassessable, and were issued free of any preferential rights, in compliance with any rights of first refusal, and in compliance with all Laws. Except as disclosed in Section 4.5 of the Premier Disclosure Schedule, no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any membership interests (or any interest therein) of any other ownership interests in Premier is authorized or outstanding and there is not outstanding any commitment of Premier to issue any membership interests or other such rights or, except as specifically contemplated in this Agreement, to distribute to holders of any membership interests (or any interest therein) evidences of indebtedness or assets. Except under the Premier LLC Agreement or as otherwise disclosed in Section 4.5 of the Premier Disclosure Schedule, Premier has no contingent or other obligation to purchase, redeem or otherwise acquire any membership interests or any interest therein or to make any other distribution in respect thereof. Section 4.5 of the Premier Disclosure Schedule also lists all Premier Members and the Premier Membership Interests owned by each. Premier is not a party to any voting agreement, voting trust or similar agreement or arrangement relating to its membership interests or any interest therein.

      IV.6 NO SUBSIDIARIES. Premier does not, directly or indirectly, have any equity investment in any corporation, limited liability company, partnership or joint venture or other business entity.

      IV.7 PREMIER FINANCIAL STATEMENTS. Premier has delivered to the iExalt Parties the balance sheet and statements of operations, stockholders" equity and cash flows of Premier at December 31, 1999 and May 31, 2000 and for the year and five months then ended (the "PREMIER FINANCIAL STATEMENTS"). The balance sheets and statements of operations, stockholders" equity and cash flows of Premier included in the Premier Financial Statements, respectively, fairly present in all material respects the financial position of Premier at their respective dates and the results of operations of Premier for the respective periods then ended, in accordance with GAAP, subject, in the case of the Premier interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of explanatory footnote disclosures required by GAAP. Premier's unaudited balance sheet at May 31, 2000 included in the Premier Financial Statements is herein called the "LATEST PREMIER BALANCE SHEET".

      IV.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 4.8 of the Premier Disclosure Schedule, since May 31, 2000, Premier has conducted its businesses only in the ordinary course, consistent with past practice, there has not occurred a Material Adverse Effect or any event that could reasonably be expected to result in a Material Adverse Effect on Premier, and Premier has not:

            (i) amended its Charter Documents;

            (ii) issued, sold or delivered, or agreed to issue, sell or deliver, any membership interests or other securities, or granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery of its securities;

            (iii) borrowed or agreed to borrow any funds, or incurred or become subject to any absolute or contingent obligation or liability, except trade accounts payable and accrued operating expenses incurred in the ordinary course of business consistent with past practices since May 31, 2000;

            (iv) paid any obligation or liability other than current liabilities reflected in the Latest Premier Balance Sheet and current liabilities incurred since May 31, 2000, in the ordinary course of business consistent with past practices;

            (v) declared or made, or agreed to declare or make, any distributions of any assets of any kind in respect of its membership interests, or purchased, redeemed or otherwise acquired, or agreed to purchase or redeem or otherwise acquire, directly or indirectly, any of its outstanding membership interests;

            (vi) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any of its assets, properties or rights, other than in the ordinary course of business, or canceled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

            (vii) entered into or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights, or requiring any consent of any party to the transfer or assignment of any such asset, property or right;

            (viii) suffered any material casualty Damages, destruction or physical losses, or waived or surrendered any rights of value which are material;

            (ix) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party or by which it or any of its assets or properties are subject;

            (x) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, manager, member or employee of Premier;

            (xi) granted any general pay increases to its managers, members, employees or agents, or adopted any new or made any increase in any existing profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any of such persons;

            (xii) incurred or become subject to any material claim or liability for any Damages or alleged Damages for actual or alleged negligence or other tort or breach of contract; or

            (xiii) made or agreed to make any capital expenditures in excess of $10,000 in the aggregate.

      IV.9 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Latest Premier Balance Sheet or in Section 4.9 of the Premier Disclosure Schedule, Premier has no liabilities or obligations, known or unknown, fixed or contingent, other than those arising since May 31, 2000 in the ordinary course of business and consistent with past practice and which in the aggregate are not material.

      IV.10 PREMIER PROPERTIES. Premier has good and marketable title to the properties and assets reflected in the Latest Premier Balance Sheet (other than properties and assets disposed of in the ordinary course of business consistent with past practices since May 31, 2000, which, in the aggregate, are not material), free of all Liens except Permitted Liens.

      IV.11 TAXES AND TAX RETURNS. Except as described in Section 4.11 of the Premier Disclosure Schedule:

            (i) all Tax Returns required to be filed with any Taxing Authority by or on behalf of Premier has been duly filed on a timely basis in accordance with all applicable Laws;

            (ii) at the time of their filings all such Tax Returns were complete and correct;

            (iii) all Taxes required to be paid by Premier on or before the date of this Agreement have been paid, and the reserves for Taxes of Premier reflected in the Latest Premier Balance Sheet are adequate to cover all Taxes that have not been paid, but which under GAAP were accruable, through the date of the Latest Premier Balance Sheet;

            (iv) there are no Liens for Taxes upon any assets of Premier, except Liens for Taxes not yet due for current Tax periods ending after the date of this Agreement;

            (v) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against Premier, and, to the knowledge of the Premier Parties, no grounds exist for any such assessment of Taxes;

            (vi)  Premier has no liability for U.S. federal income taxes;

            (vii) at all times Premier was and is properly classified as a partnership under the Code, and, for purposes of the Code, is not and never has been a corporation, association, regulated investment company, real estate investment trust or publicly traded partnership;

            (viii) Premier is not an obligor on, and none of its assets have been financed directly or indirectly by, any tax exempt bonds;

            (ix) no extension of the statute of limitations on the assessment of any Taxes has been granted to or applied for by Premier with respect to Premier;

            (x) Premier (x) is not a party to any Tax sharing or allocation agreement, (y) has been a member of a consolidated, combined or unitary group for purposes of filing Tax Returns, and (z) has any liability for the Taxes of any other Person as a transferee or successor, by contract or otherwise; and

            (xi) none of the Tax Returns of Premier are the subject of an audit or examination by a Governmental Entity.

      IV.12 LITIGATION. Except as disclosed in Section 4.12 of the Premier Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Premier Parties threatened, against Premier at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which Premier is subject. No Premier Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this
Section 4.12 that might be commenced with any reasonable likelihood of success and could have a Material Adverse Effect on Premier.

      IV.13 ENVIRONMENTAL MATTERS. Except as described in Section 4.13 of the Premier Disclosure Schedule:

            (i) Premier holds, and is in compliance with and has been in compliance with, all Environmental Permits, and is otherwise in compliance and has been in compliance with, all applicable Environmental Laws, and there is no condition that is reasonably likely to prevent or interfere with compliance by Premier with any Environmental Law;

            (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement, the consummation of the Merger or the operation of the business of Premier on the Closing Date;

            (iii) Premier has not received any Environmental Claim, nor, to the knowledge of the Premier Parties, has any Environmental Claim been threatened against Premier;

            (iv) Premier has not entered into or agreed to, and is not subject to, any judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental law or to the investigation, cleanup, remediation or removal of Hazardous Substances;

            (v) there are no circumstances that could reasonably be expected to
      (x) give rise to liability under any agreements with any Person under which Premier would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law, or (y) prevent Premier from complying with its contractual obligations relating to any such matter;

            (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability or obligation of Premier under any Environmental Law; and

            (vii) no environmental report, survey, review or audit relating to Premier, its predecessors, or its past or present assets or operations has been prepared by or at the direction or for benefit of, or has been delivered to, Premier.

      IV.14 EMPLOYEE BENEFIT PLANS. Section 4.14 of the Premier Disclosure Schedule accurately sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by Premier or any ERISA Affiliate of Premier for the benefit of employees or former employees of Premier (the "PREMIER EMPLOYEE PLANS"). Premier has complied, and currently is in compliance, both as to form and operation with the terms of each Premier Employee Plan and all applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the Premier Employee Plans. Except as set forth in Section 4.14 of the Premier Disclosure Schedule, Premier has not at any time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA. All contributions to, and payments from, each Premier Employee Plan which may have been required to be made in accordance with the terms of any such Premier Employee Plan and, where applicable, the Laws which govern such Premier Employee Plan, have been made in a timely manner. All reports, Tax Returns and similar documents with respect to any Premier Employee Plan required to be filed with any Governmental Entity or distributed to any Premier Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to a Premier Employee Plan, no threatened (to the knowledge of the Premier Parties) or pending claims (except for claims for benefits payable in the normal operation of the Premier Employee Plans), suits or proceedings against any Premier Employee Plan or asserting any rights or claims to benefits under any Premier Employee Plan which could give rise to a liability of Premier, nor, to the

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knowledge of the Premier Parties, are there any facts that could give rise to any liability of Premier in the event of any such investigation, claim, suit or proceeding. No notice has been received by Premier of any complaints or other proceedings of any kind involving Premier or any of the employees of Premier before any Governmental Entity relating to any Premier Employee Plan. The assets of each Premier Employee Plan are at least equal to the liabilities of such Premier Employee Plan.

      IV.15 MATERIAL CONTRACTS. Section 4.15 of the Premier Disclosure Schedule lists all of the following written or oral executory contracts, agreements and commitments (collectively, the "PREMIER CONTRACTS"):

            (i) all employment, consulting or personal service agreements or contracts with any present or former officer, manager, member or employee of Premier who has an annual salary of $50,000 or more;

            (ii) all loan or credit agreements, and all bonds, debentures, promissory notes or other instruments of indebtedness, relating to the borrowing of money by Premier;

            (iii) all guaranty, suretyship or similar arrangements under which Premier has guaranteed or is otherwise contingently or secondarily liable for any indebtedness, liability or obligation of any Person;

            (iv) all leases or subleases of real property used in the conduct of business of Premier;

            (v) all contracts or agreements committing Premier to make a capital expenditure in excess of $10,000;

            (vi) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of Premier;

            (vii) all contracts, agreements with or commitments to any Person containing any provision or covenant relating to the indemnification or holding harmless by Premier which could result in a liability to Premier in excess of $10,000 or more;

            (viii) all contracts, agreements and undertakings with any Governmental Entity or other Person which contain any provision or covenant limiting (x) the ability of Premier to engage on any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from Premier; and

            (ix) all outstanding proxies, powers of attorney or similar delegations of authority granted by Premier to any other Person.

            (x) all other contracts, agreements with or commitments to any Person involving consideration with a value of $10,000 or more.

      Premier has delivered to the iExalt Parties a true and correct copy of each Premier Contract. Each Premier Contract is in full force and effect and constitutes a legal, valid and binding obligation of Premier, and, to the knowledge of the Premier Parties, of each other Person that is a party to it. Premier is not, and to the knowledge of the Premier Parties, no other party to any Premier Contract is, in material violation or breach of or in material default under such Premier Contract, or with or without notice or lapse of time or both, would be in violation or breach of or in default under any such Premier Contract. Except as set forth on Section 4.15 of the Premier Disclosure Schedule, no Premier Contract provides that any party thereto other than Premier may terminate such Premier Contract by reason of the execution of this Agreement or the consummation of the Merger.

      IV.16 GOVERNMENTAL LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Except as disclosed in Section 4.16 of the Premier Disclosure Schedule, Premier has not received notice of any revocation or modification of any license, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity. The conduct of the business of Premier complies in all material respects with all applicable Law including, without limitation, compliance with all Medicare and Medicaid or other third-party reimbursement programs, and Premier has no knowledge of any notice from any Person that has any claims for disallowance of costs against which could result in offsets against future reimbursement or recovery of prior payments.

      IV.17 INTELLECTUAL PROPERTY. Premier owns, or has a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, technology, know-how and other intellectual property (the "Intellectual Property") used in the conduct of the business of Premier as now conducted and as proposed to be conducted, if any. Section 4.17 of the Premier Disclosure Schedule contains a complete and accurate list of all patents, patent applications, trademarks and service marks and related applications, trade names and copyrights owned by or licensed to Premier. Section 4.17 of the Premier Disclosure Schedule also contains a description of all agreements or licenses relating to the acquisition by or license to Premier of such Intellectual Property or under which Premier has sold or granted a right to use any Intellectual Property. All Intellectual Property owned by Premier is owned by it or them free and clear of all Liens, except Permitted Liens. The conduct or Premier's business does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or, to the knowledge of Premier threatened, against Premier. Premier has made all necessary filings and recordations and has paid all required fees and Taxes to maintain ownership of the Intellectual Property.

      IV.18 LABOR MATTERS. There is no labor strike, dispute, slowdown, work stoppage, unresolved labor union grievance or labor arbitration proceedings pending or, to the knowledge of the Premier Parties threatened, against Premier, and no current union organizing activities among employees of Premier.

      IV.19 TRANSACTIONS WITH AFFILIATES: Except as set forth in Section 4.19 of the Premier Disclosure Schedule, no Affiliate of Premier:

            (i) is a party to or has any interest in any contract or agreement with Premier;

            (ii) has any outstanding loan to or receivable from Premier; or

            (iii) has any ownership interest (other than a stock ownership interest representing less than 1% of the outstanding stock of any corporation which is publicly traded), directly, indirectly, or beneficially, in any customer of or supplier to Premier.

      IV.20 YEAR 2000 COMPLIANCE. All operating systems, applications and other computer software owned by or licensed to Premier, and all computer hardware and related equipment owned or leased by Premier, is currently Year 2000 compliant.

      IV.21 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Mergers based upon arrangements made by or on behalf of any Premier Party.

                                    ARTICLE V
                         REPRESENTATIONS AND AGREEMENTS
                      OF THE PREMIER MEMBER STOCKHOLDERS

      Each Premier Member Stockholder, severally as to himself, herself or itself only, represents and warrants to, and agrees with, iExalt Parties that:

      V.1 OWNERSHIP. The Premier Member Stockholder is the record and beneficial owner (or if the Premier Member Stockholder is a trust or the estate of a deceased natural person, the legal owner) of the respective PCII Shares and PBH Shares, and a resident of the respective State, set opposite the Premier Member Stockholder's name in Section 5.1 of the Premier Disclosure Schedule, free and clear of all Liens.

      V.2 POWER OF THE PREMIER MEMBER STOCKHOLDER. The Premier Member Stockholder has the full power, legal capacity and authority to execute this Agreement and to perform the Premier Member Stockholder's obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Premier Member Stockholder, enforceable against the Premier Member Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors' rights generally or by equitable principles. If the Premier Member Stockholder is a trust, (i) its

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
trustee or trustees executing this Agreement on its behalf are duly named and serving trustees of the Premier Member Stockholder, (ii) the execution and delivery by such trustee or trustees are within their trust powers, (iii) the performance by the Premier Member Stockholder of this Agreement are within the powers and purposes of the Premier Member Stockholder under the terms of all documents creating, evidencing or governing the Premier Member Stockholder, and
(iv) neither the execution, delivery, nor performance by the Premier Member Stockholder of this Agreement will violate, constitute a breach of or conflict with any documents creating, evidencing or governing the Premier Member Stockholder.

      V.3 APPROVAL OF MERGERS. The Premier Member Stockholder, acting in each capacity in which he is entitled, by reason of PCII's and PBH's Charter Documents, the DGCL or any other applicable Laws, to vote to approve or disapprove respective Mergers, hereby approves this Agreement, the respective Mergers and the respective Merger Plans.

      V.4 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Premier Member Stockholder will not:

            (i violate any Laws:

            (ii breach or constitute a default under any agreement or instrument to which the Premier Member Stockholder is a party or by which the Premier Member Stockholder or any of the Premier Member Stockholder's PCII Shares or PBH Shares are bound; or

            (iii result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon the PCII Shares or PBH Shares owned by the Premier Member Stockholder.

      V.5 NO LITIGATION. No Litigation is pending or, to the knowledge of the Premier Member Stockholder, threatened against the Premier Member Stockholder which:

            (i questions or involves the validity or enforceability of any of the Premier Member Stockholder's obligations under this Agreement; or

            (ii seeks to prevent or delay the consummation by the Premier Member Stockholder of the Mergers, or seeks Damages in connection with any consummation by the Premier Member Stockholder of the Mergers.

      V.6 PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Premier Member Stockholder to receive Merger Shares and the Contingent Merger Shares (if any) as a result of the Mergers, the Premier Member Stockholder either:

            (i does not have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any capital stock or membership or ownership interest in PCII, PBH or Premier; or

            (ii hereby irrevocably waives each such right of that type that the Premier Member Stockholder has or may have.

      V.7 CONTROL OF RELATED BUSINESS. Except as set forth in Section 4.19 of the Premier Disclosure Schedule, the Premier Member Stockholder is not, and none of his immediate family member are, in any case alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than Premier, if the Premier Member Stockholder is an Affiliate of Premier) that:

            (i is engaged in any line of business which is the same as or similar to any line of business in which Premier is engaged;

            (ii is a significant customer of or supplier to Premier; or

            (iii is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction or been a party to any agreement with Premier (other than transaction inherent in his relationship as a member, manager or employee of Premier.

      V.8   INVESTMENT REPRESENTATIONS.

            (a) PREMIER MEMBER STOCKHOLDERS INVESTMENT SUITABILITY AND RELATED MATTERS. The Premier Member Stockholder has had the opportunity to ask questions of, and receive answers from, iExalt officers and directors concerning the Premier Member Stockholder's acquisition of iExalt Common Stock, and to obtain such other information concerning iExalt and the iExalt Common Stock (including the Information Statement) to the extent they possess the same or could acquire it without unreasonable effort or expense, as the Premier Member Stockholder deemed necessary in making an informed investment decision, (ii) the Premier Member Stockholder is aware of the risks associated with ownership of iExalt Common Stock, and (iii) Premier Member Stockholder is capable of bearing the financial risks associated with such ownership. The Premier Member Stockholder is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act.

            (b) MERGER SHARES AND CONTINGENT MERGER SHARES NOT REGISTERED. The issuance of the Merger Shares and the Contingent Merger Shares, if any, has not been registered under the Securities Act, or registered or qualified under any applicable state securities laws.

            (c) RELIANCE ON REPRESENTATIONS. The Merger Shares and the Contingent Merger Shares, if any, will be issued, to the Premier Member Stockholders in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon the Premier Member Stockholders' BONA FIDE investment intent with respect to such shares.

            (d) INVESTMENT INTENT. The Premier Member Stockholders' acquisition of the Merger Shares and Contingent Merger Shares, if any, pursuant to this Agreement is solely for its own account for investment, and the Premier Member Stockholder is not acquiring such shares pursuant to this Agreement for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof.

            (e) PERMITTED RESALE. The Premier Member Stockholder shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Merger Shares or Contingent Merger Shares, if any, it acquires pursuant to this Agreement, except in accordance with the registration requirements of the Securities Act and applicable state securities laws or upon delivery to iExalt of an opinion of legal counsel reasonably satisfactory to iExalt that an exemption from registration is available.

            (f) RESTRICTIVE LEGEND. In addition to any other legends required by law or the other agreements entered into in connection herewith, the certificates evidencing the Merger Shares and Contingent Merger Shares, if any, issued pursuant to this Agreement will bear a conspicuous restrictive legend substantially as follows:

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                          OF CERTAIN PREMIER PARTIES

      VI.1 REGARDING PCII. PCII and each of the PCII Stockholders jointly and severally represents and warrants to the iExalt Parties that:

            (i PCII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full authority and corporate power to conduct its business as presently conducted, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction;

            (ii PCII has delivered to the iExalt true and correct copies of the PCII Charter Documents;

            (iii PCII has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the PCII Merger Plan. The execution and delivery of this Agreement and the PCII Merger Plan and consummation of the PCII Merger have been duly authorized by the Board of Directors of PCII, and approved by each of the PCII Stockholders, and no other corporate proceedings on the part of PCII or the PCII Stockholders are necessary to authorize this Agreement or the PCII Merger Plan or the consummation of the PCII Merger. Assuming the valid authorization, execution and delivery of this Agreement and the PCII Merger Plan by each of the applicable iExalt Parties, this Agreement and the PCII Merger Plan is a valid and binding obligation of PCII, enforceable against PCII in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors" rights generally or by equitable principles;

            (iv the consummation of the Mergers will not constitute a breach or violation of or default under the PCII Charter Documents or any Law applicable to the PCII;

            (v PCII is the record and beneficial owner of the Premier Membership Interest set opposite its name in Section 4.5 of the Premier Disclosure Schedule, free and clear of all Liens;

            (vi PCII does not have any assets, rights or properties other than its Premier Membership Interest;

            (vii PCII does not have any debts, liabilities or obligations, fixed or contingent other than obligations under the Charter Documents of Premier and PCII and liabilities for state income and franchise Taxes;

            (viii PCII is not a party to or bound by, nor are its assets or properties subject to any contract or agreement other than the Charter Documents of Premier and PCII;

            (ix the shares of common stock of PCII owned and held by the PCII Stockholders and to be exchanged in the PCII Merger under this Agreement and PCII Merger Plan represent all of the issued and outstanding shares of capital stock of PCII, and no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of PCII is authorized or outstanding and there is not outstanding any commitment of PCII to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets;

            (x PCII has no Subsidiaries, and does not otherwise have any equity investment in any corporation, partnership or joint venture or other business entity other than Premier;

            (xi there is no suit, action, investigation or proceeding pending or threatened against PCII at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind;

            (xii PCII does not have, and has not had, any employees, and does not conduct, and has not conducted any business or operations other than to serve as a member of Premier; and

            (xiii PCII has made, and there is now in effect and has been in effect since PCII's inception, an election with the IRS to be treated as an S Corporation within the meaning of Section 1361 of the Code, and PCII will not be liable for any Taxes as a result of the PCII Merger.

      VI.2 REGARDING PBH. PBH and each of the PBH Stockholders, jointly and severally, represents and warrants to the iExalt Parties that:

            (i PBH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full authority and corporate power to conduct its business as presently conducted, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction;

            (ii PBH has delivered to the iExalt true and correct copies of the PBH Charter Documents;

            (iii PBH has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the PBH Merger Plan. The execution and delivery of this Agreement and the PBH Merger Plan and consummation of the PBH Merger have been duly authorized by the Board of Directors of PBH, and approved by each of the PBH Stockholders, and no other corporate proceedings on the part of PBH or the PBH Stockholders are necessary to authorize this Agreement or the PBH Merger Plan or the consummation of the PBH Merger. Assuming the valid authorization, execution and delivery of this Agreement and the PBH Merger Plan by each of the applicable iExalt Parties, this Agreement and the PBH Merger Plan is a valid and binding obligation of PBH, enforceable against PBH in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors' rights generally or by equitable principles;

            (iv the consummation of the Mergers will not constitute a breach or violation of or default under the PBH Charter Documents or any Law applicable to PBH;

            (v PBH is the record and beneficial owner of the Premier Membership Interests set opposite its name in Section 4.5 of the Premier Disclosure Schedule, free and clear of all Liens;

            (vi PBH does not have any assets, rights or properties other than its Premier Membership Interest in Premier;

            (vii PBH does not have any debts, liabilities or obligations, fixed or contingent other than obligations under the Charter Documents of PBH and Premier, obligations under the PBH Stockholders' Agreement which is to be terminated as of the Effective Time, and liabilities for state income and franchise Taxes;

            (viii PBH is not a party to or bound by, nor are its assets or properties subject to any contract or agreement other than the Charter Documents of PBH and Premier and the PBH Stockholders' Agreement;

            (ix the shares of common stock of PBH owned and held by the PBH Stockholders and to be exchanged in the PBH Merger under this Agreement and PBH Merger Plan represent all of the issued and outstanding shares of capital stock of PBH, and no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of PBH is authorized or outstanding and there is not outstanding any commitment of PBH to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets;

            (x PBH has no Subsidiaries, and does not otherwise have any equity investment in any corporation, partnership or joint venture or other business entity other than Premier;

            (xi there is no suit, action, investigation or proceeding pending or threatened against PBH at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind;

            (xii PBH does not have, and has not had any employees and does not conduct, and has not conducted any business or operations other than to serve as a member of Premier; and

            (xiii PBH has made, and there is now in effect and has been in effect since PBH's inception, an election with the IRS to be treated as an S Corporation within the meaning of

      Section 1361 of the Code, and PBH will not be liable for any Taxes as a result of the PCII Merger.

                                  ARTICLE VII
                       iEXALT COVENANTS PENDING CLOSING

      The iExalt Parties agree that pending the Closing:

      VII.1 NOTICE OF CERTAIN EVENTS. iExalt shall notify Premier of any matter or event which comes to the knowledge of the iExalt Parties which makes or could make any representation and warranty made concerning iExalt or any of its Subsidiaries in Article III untrue.

      VII.2 ACCESS AND INFORMATION. iExalt shall give Premier and its representatives full access during normal business hours to all the properties, books, contracts, commitments and records of iExalt and its Subsidiaries so that Premier and its representatives may have full opportunity to make such investigation of iExalt and its Subsidiaries as they shall reasonably request in advance.

      VII.3 CONFIDENTIALITY. Except for information required or appropriate for inclusion in any application, filing, statement or notice to be filed by iExalt with any Governmental Entity, all information and data furnished by the Premier Parties to the iExalt Parties under this Agreement shall be received, held and treated confidentially by the iExalt Parties, and none of such information shall be used in any manner for the benefit of iExalt or any of its Subsidiaries or for the benefit of any business controlled by it or them. As soon as practicable after any termination of this Agreement, the iExalt Parties shall return to Premier, and shall cause their representatives to return to Premier, all documents (and all copies thereof) obtained from Premier under this Agreement.

      VII.4 CONSUMMATION OF MERGERS. The iExalt Parties shall use their best efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Mergers shall be consummated.

                                  ARTICLE VIII
                  COVENANTS OF PREMIER PARTIES PENDING CLOSING

      Premier, PCII, PBH and the Premier Member Principal Stockholders agree that pending the Closing:

      VIII.1 CONDUCT OF BUSINESS. Premier shall conduct its operations according to its ordinary and usual course of business, and shall use its best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain normal business relationships with customers, clients and others having business relationships with it. Premier shall confer on a regular and frequent basis with one or more designated representatives of iExalt to report on operational matters of materiality and to report the general status of ongoing operations of Premier. Premier shall notify iExalt of:

            (i any unexpected material emergency or other material change in the normal course of business or in the operation of the properties of Premier;

            (ii any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communication indicating that any may be contemplated) involving Premier; and

            (iii any matter or event which comes to the knowledge of Premier Parties and which makes or could make any representation and warranty made concerning any Premier Party in Articles IV, V or VI untrue or inaccurate.

      The Premier Parties shall keep iExalt fully informed of such events and permit representatives of iExalt access to all materials prepared in connection with such events.

      VIII.2 FORBEARANCE BY PREMIER. None of Premier, PCII or PBH shall:

            (i amend or propose to amend its respective Charter Documents;

            (ii issue any shares of PCII or PBH capital stock or any Premier Membership Interests or securities convertible into or exchangeable for shares of PCII or PBH capital stock or any Premier Membership Interests, or enter into any agreement or commitment for the issuance or purchase of any such shares or securities;

            (iii split, combine or reclassify any outstanding shares of PCII or PBH capital stock or any outstanding Premier Membership Interests;

            (iv declare, pay or set aside for payment any dividend or other distribution in respect of any outstanding shares of PCII or PBH capital stock or any outstanding Premier Membership Interests;

            (v incur any indebtedness for borrowed money;

            (vi increase the compensation levels of Premier's officers or management level employees or grant any general salary increases;

            (vii enter into any material lease agreements or other long-term commitments;

            (viii acquire or negotiate for the acquisition of any business either directly or indirectly;

            (ix sell or agree to sell all or substantially all, or any material portion, of its assets, or merge or consolidate with any other Entity; or

            (x take any of the other actions or permit to occur any of the other events specified in Section 4.8 which are within their control.

      VIII.3 ACCESS AND INFORMATION. Each of Premier, PCII and PBH shall give iExalt and its representatives access during normal business hours to all their respective properties, books, contracts, commitments and records so that iExalt may have full opportunity to make such investigation of Premier as they shall reasonably request in advance. Each of Premier, PCII and PBH will furnish iExalt all information concerning them required for inclusion in any application, filing, statement or notice made by iExalt to, or filed or joined in by iExalt with, any Government Entity in connection with this Agreement or the Mergers. None of the information furnished to iExalt under this Section 8.3, including any information concerning Premier, PCII or PBH furnished by any of them for inclusion in the Information Statement (if any) shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      VIII.4 CONFIDENTIALITY. All information and data furnished to any Premier Party by an iExalt Party under this Agreement, whether furnished orally or in writing, shall be received, held and treated confidentially by such Premier Party, and none of such information shall be used in any manner for the benefit of such Premier Party or for the benefit of any business controlled by it. As soon as practicable after any termination of this Agreement, such Premier Party shall return to the iExalt Parties, and shall cause its representatives to return to the iExalt Parties, respectively, all documents (and all copies thereof) obtained from them under this Agreement.

      VIII.5 CONSUMMATION OF MERGERS. The Premier Parties shall use their best efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Mergers shall be consummated.

                                   ARTICLE IX
                                MUTUAL CONDITIONS

      The respective obligations of all Parties to consummate the Mergers is subject to the fulfillment of the following condition on or before the Closing
Date:

      IX.1 NO ADVERSE PROCEEDINGS. No order entered or Law promulgated or enacted by any Governmental Entity shall be in effect which would prevent consummation of the Mergers, and no proceeding brought by a Governmental Entity or any other Person shall have been commenced and be pending which seeks to restrain, enjoin, prevent or materially delay or restructure the Merger.

                                   ARTICLE X
                  CONDITIONS TO OBLIGATIONS OF iEXALT PARTIES

      The respective obligations of the iExalt Parties to consummate the Mergers are subject to the fulfillment of each of the following conditions on or before the Closing Date:

      X.1 REPRESENTATIONS TRUE AT CLOSING. The iExalt Parties shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Premier Parties in either of Articles IV, V or VI; the representations and warranties made by the Premier Parties in Articles IV, V and VI shall be deemed to have been made again as of the time of the Closing, and shall then be true in all material respects; each Premier Party shall have performed and complied with all agreements and conditions required to be performed or complied with by it at or prior to the Closing; and the iExalt Parties shall have received certificates, each dated the Closing Date, of the President or a Vice President of Premier, PCII and PBH, to the effect set forth in this Section 10.1.

      X.2 NO ADVERSE CHANGES. Since the date of this Agreement, no event shall have occurred which has had or could be reasonably expected to have a Material Adverse Effect on Premier.

      X.3 OPINION OF PREMIER COUNSEL. The iExalt Parties shall have received an opinion, dated the Closing Date, of Jones, Walker, Waechter, Poitevent Carrere & Denegre, L.L.P. counsel to Premier, PCII and PBH, in the form attached as Exhibit A to this Agreement.

      X.4 CONSENTS. iExalt shall have received duly executed copies of all consents, authorizations, orders or approvals of any Governmental Entity or Person necessary for or required by any Premier Party for execution of this Agreement or consummation of the Mergers.

      X.5 DUE DILIGENCE. iExalt shall have completed due diligence of business, assets and operations of Premier, PCII and PBH which is satisfactory to iExalt in its sole and absolute discretion.

      X.6 RESIGNATION OF OFFICERS AND MANAGERS. iExalt shall have received resignations of all officers and managers of Premier and the resignations of the officers and directors of PCII and PBH not designated as such in the Merger Plans.

      X.7 EMPLOYMENT AGREEMENTS. Each of Donald W. Sapaugh, Charles H. Caperton, Clinton Tees and Jay Bridges shall have executed and delivered to iExalt an employment substantially in the form attached hereto as Exhibits C-1, C-2, C-3 and C-4, respectively.

      X.8 RELEASES. The iExalt Parties and Premier shall have received a Release, in the form attached as Exhibit D to this Agreement, from each Premier Member Stockholder.

      X.9 OBLIGATIONS TO BE PAID AT CLOSING. The applicable Premier Member Stockholders shall have caused to be paid the portion of the Obligations to Paid at Closing not paid by iExalt.

      X.10 OTHER DOCUMENTS. The iExalt Parties shall have received the certificates, instruments and documents listed below:

            (i the share certificates representing all of the outstanding capital stock of PCII and PBH as of the Closing Date, duly endorsed to iExalt.

            (ii all share transfer and membership interest registers, minute books and other corporate records pertaining to PCII, PBH and Premier; and

            (iii such other certificates, instruments and documents as may be reasonably requested by the iExalt Parties.

                                  ARTICLE XI
                   CONDITIONS TO PREMIER PARTIES OBLIGATIONS

      The respective obligations of the Premier Parties to consummate the Mergers are subject to the fulfillment of each of the following conditions on or before the Closing Date:

      XI.1 iEXALT REPRESENTATIONS TRUE AT CLOSING. Premier shall not have discovered any material error, misstatement or omission in the representations and warranties made by the iExalt Parties in Article III, the representations and warranties made by the iExalt Parties in Article III shall be deemed to have been made again as of the time of the Closing, and shall then be true in all material respects; each iExalt Party shall have performed and complied with all agreements and conditions required to be performed or complied with by it at or prior to the Closing; and Premier shall have received certificates, each dated the Closing Date, of the President or Vice President of each of the iExalt Parties, to the effects set forth in this Section 11.1.

      XI.2 NO ADVERSE iEXALT CHANGES. Since the date of this Agreement, no event shall have occurred which could reasonably be expected to have a Material Adverse Effect on iExalt.

      XI.3 OPINION OF iEXALT'S COUNSEL. Premier and the Premier Member Stockholders shall have received an opinion, dated the Closing Date, of Porter & Hedges, L.L.P., counsel to the iExalt Parties, in the form attached as Exhibit B to this Agreement.

      XI.4 EMPLOYMENT AGREEMENTS. Premier shall have entered into the Employment Agreements with Donald W. Sapaugh, Charles H. Caperton, Clinton Tees and Jay Bridges substantially in the form attached as Exhibits C-1, C-2, C-3 and C-4, respectively.

      XI.5 REGISTRATION RIGHTS AGREEMENT. iExalt shall execute and deliver to the Premier Member Stockholders a Registration Rights Agreement pursuant to which iExalt shall grant "piggyback" registration rights to the Premier Member Stockholders as to an aggregate of 100,000 shares of the Merger Shares, which agreement shall be substantially in the form attached hereto as Exhibit E.

      XI.6 OBLIGATIONS TO BE PAID AT CLOSING. iExalt shall have caused to be paid the iExalt portion of the Obligations to be Paid at Closing or a total of $677,609.32.

      XI.7 OTHER DOCUMENTS. The Premier Member Stockholders shall have received the certificates, instruments and documents listed below:

            (i stock certificates of iExalt Common Stock representing the Merger Shares; and

            (ii such other certificates, instruments and documents as may be reasonably requested by the Premier Parties.

                                  ARTICLE XII
                             ADDITIONAL AGREEMENTS

      XII.1 CONSENTS AND APPROVALS. All Parties shall use their best efforts to obtain before the Closing, all other consents and approvals from any Governmental Entity or Person that are necessary or required by any Party for the execution of this Agreement or the consummation of the Mergers.

      XII.2 PUBLICITY. No Party other than iExalt or Premier shall issue any press release or public announcement pertaining to the Mergers. iExalt and Premier shall consult with each other concerning any such press release or public announcement and shall use their best efforts to agree on its text before its public dissemination and before making any filings with any Governmental Entity or national securities exchange with respect to any such press release or public announcement. In cases where iExalt and Premier are unable to agree on a press release or public announcement, the Party proposing it will not issue or make it unless the proposing Party is required to do so by Law or by any listing agreement with, or rules of, any national securities exchange, in which case the Party so obligated shall use its reasonable efforts to provide a copy of the press release or public announcement to the other Party before its filing or public dissemination.

      XII.3 EXPENSES. Each iExalt Party shall pay its own costs and expenses incurred in connection with the Mergers. Premier shall pay its costs and expenses and the costs and expenses of the Premier Members and Premier Member Stockholders (but not any fees or expenses of any separate counsel for any Premier Member or Premier Member Stockholders) in connection with the Mergers, in each case whether or not the Mergers are consummated; PROVIDED, HOWEVER, if the Mergers are consummated, in no event shall the amount of such fees and expenses paid by Premier exceed $10,000.00, with any excess amount to be paid by the Premier Member Stockholders.

      XII.4 CONVEYANCE TAXES. The Parties shall cooperate in the preparation of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer tax, any stock transfer or stamp tax, or any other similar transfer or conveyance taxes which become payable in connection with the Mergers. This Section 12.4 does not apply or extend to any federal, state, or local income Tax.

      XII.5 RULE 144 REPORTS. For as long as any Premier Member Stockholders remain subject to SEC Rule 144 with respect to the Premier Member Stockholder's sale of the Merger Shares, iExalt will make available to such Premier Member Stockholders the benefit of rules and regulations of the SEC which may permit such Premier Member Stockholders to sell the Merger Shares without registration by:

            (i making and keeping "current public information" "available" (as both those terms are defined in Rule 144) at all times;

            (ii timely filing with SEC in accordance with all applicable rules and regulations, all reports and other documents (x) required of iExalt for Rule 144, as such Rule may be amended from time to time (or any rule, regulation, or statute replacing Rule 144) to be available and (y) required to be filed under Section 15(d) of the Exchange Act even if iExalt's duty to file those reports or documents is suspended or otherwise terminated under the terms of Section 15(d); and

            (iii furnishing a written statement by iExalt that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual or quarterly report of iExalt and such reports and documents filed by iExalt with the SEC as may reasonably be requested by any such Premier Member Stockholder.

                                  ARTICLE XIII
                             NATURE AND SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

      XIII.1 NATURE OF STATEMENTS. All, but only those, statements contained in this Agreement or any Disclosure Schedule or certificate delivered by or on behalf of a Party under this Agreement shall be deemed representations and warranties made by that Party in connection with the transactions contemplated by this Agreement.

      XIII.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made at any time by or on behalf of any Party or of any information any Party may have as a result of any such investigation, the representations and warranties made by the iExalt Parties in Article III, and the representations and warranties made by the Premier Parties in Article IV, shall survive for a period of one year after the Closing, except that the representations and warranties contained in Section 4.11 shall survive until the expiration applicable statute of limitations (collectively the "SURVIVAL PERIOD"). Any indemnification claim related to representations and warranties contained in Articles III and IV and which is made during such one-year period (or prior to the expiration of the applicable statute of limitations, as the case may be) shall remain in effect for such indemnification notwithstanding such claim may not be resolved before expiration of the applicable survival period. Regardless of any investigation made at any time by or on behalf of any Party or of any information any Party may have as a result of any such investigation, all representations and warranties made by the respective Premier Member Stockholders in Article V and Article VI shall survive the Closing indefinitely and shall continue in effect thereafter.

                                  ARTICLE XIV
                                INDEMNIFICATION

      The respective indemnification obligations of the Parties are:

      XIV.1 INDEMNIFICATION REGARDING ARTICLE IV REPRESENTATIONS, WARRANTIES AND PREMIER COVENANTS. Each Premier Member Principal Stockholder, jointly and severally, agrees to pay and to indemnify and hold harmless and defend each iExalt Party and its Affiliates, and their respective successors and assigns from and against any and all Damages caused by or arising out of or in respect of:

            (i any breach or default in the performance by Premier of any covenant or agreement of Premier contained in this Agreement; and

            (ii any breach of warranty or inaccurate or erroneous representation contained in Article IV of this Agreement.

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
      XIV.2 INDEMNIFICATION REGARDING ARTICLE V REPRESENTATIONS AND WARRANTIES AND PREMIER MEMBER STOCKHOLDER COVENANTS. Each Premier Member Stockholder severally agrees to pay and to indemnify and hold harmless each iExalt Party, successors and assigns from and against any and all Damages caused by, arising out of or in respect of:

            (i any breach or default in the performance by the Premier Member Stockholder of any covenant or agreement made by the Premier Member Stockholder in this Agreement; or

            (ii any breach of warranty or inaccurate or erroneous representation made by the Premier Member Stockholder in Article V of this Agreement.

      XIV.3 INDEMNIFICATION REGARDING ARTICLE VI REPRESENTATIONS, WARRANTIES AND PCII COVENANTS. Each PCII Stockholder, jointly and severally, agrees to pay and to indemnify and hold harmless and defend each iExalt Party and its Affiliates, and their respective successors and assigns from and against any and all Damages caused by or arising out of or in respect of:

            (i any breach or default in the performance by PCII of any covenant or agreement of PCII contained in this Agreement; and

            (ii any breach of warranty or inaccurate or erroneous representation contained in Section 6.1of this Agreement.

      XIV.4 INDEMNIFICATION REGARDING ARTICLE VI REPRESENTATIONS, WARRANTIES AND PBH COVENANTS. Each PBH Stockholder, jointly and severally, agrees to pay and to indemnify and hold harmless and defend each iExalt Party and its Affiliates, and their respective successors and assigns from and against any and all Damages caused by or arising out of or in respect of:

            (i any breach or default in the performance by PBH of any covenant or agreement of PBH contained in this Agreement; and

            (ii any breach of warranty or inaccurate or erroneous representation contained in Section 6.2 of this Agreement.

      XIV.5 INDEMNIFICATION BY THE iEXALT PARTIES. The iExalt Parties, jointly and severally, agree to pay and to indemnify and hold harmless and defend each Premier Party and its Affiliates (but not Premier after the Closing), and their respective successors and assigns from and against any and all Damages caused by or arising out of or in respect of:

            (i any breach or default in the performance by any iExalt Party of any covenant or agreement of such iExalt Party contained in this Agreement; and

            (ii any breach of warranty or inaccurate or erroneous representation contained in Article III of this Agreement.

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
      XIV.6 LIMITATION ON INDEMNIFICATION CLAIMS. Notwithstanding anything contained herein to the contrary, in no event will the indemnification obligation under this Article XIV of any Party exceed $1,980,000, and, no Party shall be liable under this Article XIV for the breach of any representation or warranty in Articles III and Article IV except to the extent the aggregate amount of such liability (for all such claims) exceeds $30,000, in which event the indemnifying party shall be liable only for amounts in excess of $30,000. In addition, all indemnification claims by iExalt or its Affiliates against any Premier Party shall be made solely against the Merger Shares and Contingent Merger Shares, if any, issued to such Premier Member in connection with the Mergers. Any Merger Shares or Contingent Merger Shares used to satisfy any indemnification claim of iExalt or its Affiliates under this Article XIV shall reduce the indemnification claim by the greater of (i) $1.80 or (ii) the Market Price (as defined below) of a share of iExalt Common Stock on the date the indemnification claim is satisfied. If any Merger Shares or Contingent Shares (or rights therein) are transferred by any Premier Party after the closing of the Mergers, such shares shall continue to be subject to any applicable indemnification obligations under this Article XIV, and any transferee of such shares shall provide iExalt written acknowledgment of such continuing indemnification obligation; PROVIDED THAT, in lieu thereof, such transferor Premier Party may then agree in a writing delivered to iExalt that it shall be personally liable for any existing or future indemnification claims by iExalt against such transferor Premier Party, in which case the Merger Shares or Contingent Shares (or rights therein) may be transferred free of such indemnification claims.

      For purposes of this Section 14.6, "MARKET PRICE" of a share of Common Stock on any given date means (i) the closing sales price of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "PINK SHEETS" or the National Association of Securities Dealers OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Market Price of a share of Common Stock shall be determined in good faith by the Board in its absolute discretion.

      XIV.7 REQUESTS FOR INDEMNIFICATION. If any Party (an "INDEMNIFIED PARTY") becomes aware of a fact, circumstance, claim, situation, demand or other matter for which it or any other Indemnified Party has been indemnified under this
Article XIV (any such item being herein called an "INDEMNITY MATTER"), the Indemnified Party shall give prompt written notice of the Indemnity Matter to the Indemnifying Party, requesting indemnification therefor, specifying the nature of and specific basis for the Indemnity Matter and the amount or estimated amount thereof to the extent then feasible; PROVIDED, HOWEVER, a failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually materially prejudiced by such failure. The Indemnifying Party shall have the right to assume the defense or investigation of such Indemnity Matter and to retain counsel and other experts to represent the Indemnified Party and shall pay the fees and disbursements of such counsel and other experts. If within 30 days after receipt of the request (or five days if litigation is pending) the Indemnifying Party fails to give notice to the Indemnified Party that the Indemnifying Party assumes the defense or investigation of the Indemnity Matter, an Indemnified Party may retain counsel and other experts (whose fees and disbursements shall be at the expense of the Indemnifying Party) to file any motion, answer or other pleading and take such other action which the Indemnified Party reasonably deems necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. If an Indemnifying Party retains counsel and other experts, any Indemnified Party shall have the right to retain its own counsel and other experts, but the fees and expenses of such counsel and other experts shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party mutually agree to the retention of such counsel and other experts or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would, in the opinion of counsel retained by the Indemnifying Party, be inappropriate due to actual or potential differing interests between them.

      If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Indemnity Matter which the Indemnifying Party defends, or, if appropriate and related to the Indemnity Matter in question, in making any counterclaim against the person asserting the Indemnity Matter, or any cross-complaint against any person. No Indemnity Matter may be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. Unless the Indemnifying Party agrees in writing that the Damages to the Indemnified Party resulting from such settlement are fully covered by the indemnities provided herein and that such Damages are fully compensable in money, no Indemnity Matter may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld. Except with respect to settlements entered without the Indemnified Party's consent pursuant to the immediately preceding sentence, to the extent it is determined that the Indemnified Party has no right under this Article XIV to be indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay to the Indemnifying Party any amounts previously paid or advanced by the Indemnifying Party with respect to such matters pursuant to this Article XIV.

      After the delivery of a notice of an Indemnity Matter hereunder, at the reasonable request of the Indemnifying Party the Indemnified Party shall grant the Indemnifying Party and its representatives full and complete access to the books, records and properties of the Indemnified Party to the extent reasonably related to the matters to which the notice relates. The Indemnifying Party will not disclose to any third person (except its representatives) any information obtained pursuant to the preceding sentence which is designated as confidential by the Indemnified Party and which is not otherwise generally available to the public or not already within the knowledge of the Indemnifying Party, except as may be required by applicable law. The Indemnifying Party shall request its representatives not to disclose any such information (unless already within its knowledge or as may be required by applicable law). All such access shall be subject to the normal safety regulations of the Indemnified Party, and shall be granted under conditions which will not unreasonably interfere with the business and operations of the Indemnified Party.

                                  ARTICLE XV
                           AMENDMENT AND TERMINATION

      XV.1 AMENDMENT. This Agreement may be amended by iExalt, PCII and PBH, by or pursuant to action taken by the Boards of Directors of iExalt, PCII and PBH, but no amendment shall be made which decreases the number of Merger Shares or Contingent Merger Shares issuable to the Premier Member Stockholders in connection with the Mergers, without the further approval of the Premier Member Stockholders. This Agreement may be amended only by a written instrument executed by iExalt, PCII and PBH.

      XV.2 WAIVER. At any time on or before the Closing Date, each of the Parties may (i) extend the time for the performance of any of the obligations or other act of any of the other Parties, (ii) waive any inaccuracies in the representations and warranties made in this Agreement or in a Disclosure Schedule of a Party, (iii) waive compliance with any of the agreements or conditions of this Agreement which may be legally waived, and (iv) grant consents under this Agreement. Any such extension, waiver or grant shall be valid only if evidenced by a written instrument executed by the Party giving it. Any such extension, waiver or grant on behalf of (i) the iExalt Parties need only be executed by iExalt, and (ii) the Premier Parties need only be executed by PCII and PBH.

      XV.3 TERMINATION. This Agreement may be terminated at any time before the Closing by:

            (i) the mutual consent of the Boards of Directors of iExalt, PCII and PBH; and

            (ii) by the Board of Directors of iExalt, PCII or PBH if the Mergers have not been consummated on or before June 30, 2000 (or any later date which may be agreed to by the mutual written consent of the Boards of Directors of iExalt, PCII and PBH); PROVIDED, HOWEVER, that such right to terminate this Agreement shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the failure of the Mergers to occur on or before such date.

      XV.4 CONSEQUENCES OF TERMINATION. If this Agreement is terminated as provided in Section 15.3, it shall become void and there shall be no liability or obligation on the part of any Party or their respective officers, directors or managers except that the provisions of Sections 7.3, 8.4, 12.3, shall survive such a termination. Nothing in this Section 15.4 shall, however, relieve any Party from any liability for any breach of this Agreement.

                                  ARTICLE XVI
                              GENERAL PROVISIONS

      XVI.1 NO TAX REPRESENTATIONS. Each of the Premier Member Stockholders acknowledge and agree that no iExalt Party has made any representation or warranty as to their Tax Consequences resulting from the Mergers.

      XVI.2 NON-BUSINESS DAYS. If the date on which any action (including the delivery of notices) to be taken under this Agreement falls on a day which is not a Business Day, the action will be deemed timely taken if on the next following Business Day.

      XVI.3 iEXALT STOCKHOLDER CONSENT. Pursuant to Sections 264 and 228 of the DGCL, iExalt, as the sole stockholder of PCII Merger Sub and PBH Merger Sub, approves this Agreement, the Mergers and the Merger Plans.

      XVI.4 NOTICES. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a Party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

                  (i)   if to either iExalt Party, to:

                        iExalt, Inc.
                        4301 Windfern
                        Houston, Texas 77041
                        Attention:    Jack Tompkins
                                      Chairman and Chief Executive Officer
                        Telecopy No.: (281) 600-4000

                        with a copy to:

                        Porter & Hedges, L.L.P.
                        700 Louisiana, 35th Floor
                        Houston, Texas 77002
                        Attention:    Chris A. Ferazzi
                        Telecopy No.: (713) 228-1331

                  (ii)  if to any Premier Party, to:

                        PremierCare, LLC
                        1200 Aerospace Avenue, Suite 110
                        Houston, Texas 77034
                        Attention:    Donald Sapaugh
                        Telecopy No.: (281) 922-4114
                        with copy to:

                        Jones, Walker, Waechter, Poitevent,
                        Carrere & Denegre, L.L.P.
                        8555 United Plaza Blvd., Fifth Floor
                        Baton Rouge, Louisiana 70809-7000
                        Attention:    Louis S. Quinn, Jr.
                        Telecopy No.: (225) 231-2010

      XVI.5 ENTIRE AGREEMENT. This Agreement, its Exhibits, the Disclosure Schedules, and all documents delivered under this Agreement, constitute the entire agreement, and supersede all of the prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

      XVI.6 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by any of its Parties. Subject to the preceding sentence, this Agreement shall be binding upon the Parties and their respective successors and assigns.

      XVI.7 COUNTERPARTS. This Agreement may be executed in counterparts which together shall constitute a single agreement. Delivery by telephonic facsimile transmission of a signed counterpart of this Agreement shall be effective as delivery of a manually signed counterpart.

      XVI.8 GOVERNING LAW; JURISDICTION. This Agreement and the rights and obligations of the parties created hereby shall be governed by the internal Laws of the State of Texas without regard to its conflict of law rules. The Parties irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Texas in connection with any dispute between or among them arising under this Agreement.

      XVI.9 SEVERABILITY OF PROVISIONS. If a provision of this Agreement or its application to any Person or circumstance, is held invalid or unenforceable in any jurisdiction, to the extent permitted by law, such provision or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable and in other jurisdictions, and the remaining provisions of this Agreement, shall not be affected.

      XVI.10 SPECIFIC PERFORMANCE. Each Party agrees that one or more other Parties would be irreparably damaged if any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. Therefore, the Parties agree that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any of its provisions and to specifically enforce this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which a Party may be entitled, at law or in equity.

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
      XVI.11 JOINT DRAFTING. This Agreement and its Exhibits have been jointly drafted by the Parties and their counsel. Neither this Agreement nor any of its Exhibits shall be construed against any Party based on its authorship.

      XVI.12 CAPTIONS. The article and section headings in this Agreement are for convenience only, and shall not affect the meaning or interpretation of this Agreement.

      XVI.13 NO THIRD-PARTY BENEFICIARIES. There are no third-party beneficiaries of this Agreement, except that the respective Affiliates of the Parties are entitled to the benefits of the respective indemnification obligations of the Parties under Article XIV.

                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

                                    iEXALT PARTIES:

                                    iEXALT, INC.



                                    By: /s/ JACK TOMPKINS
                                            Jack Tompkins, Chairman and
                                            Chief Executive Officer

                                    PCII MERGER SUB:

                                    PCII COMBINATION CORP.


                                    By: /s/ JACK TOMPKINS
                                            Jack Tompkins, President

                                    PBH MERGER SUB:

                                    PBH COMBINATION CORP.


                                    By: /s/ JACK TOMPKINS
                                            Jack Tompkins, President

                                    PREMIER:

                                    PREMIERCARE LLC

                                    By: /s/ DONALD W. SAPAUGH
                                            Donald W. Sapaugh, President

                                    PCII

                                    PREMIERCARE INVESTORS, INC.


                                    By: /s/ STEVE E. HICKS
                                            Steve E. Hicks, President


                                    PBH

                                    PREMIER BEHAVIORAL HEALTHCARE, INC.


                                    By: /s/ DONALD W. SAPAUGH
                                            Donald W. Sapaugh, Chairman


                                    STOCKHOLDERS MEMBERS OF
                                    PREMIERCARE INVESTORS, INC.:

                                    /s/ STEVE E. HICKS
                                        Steve E. Hicks

                                    /s/ DANIEL M. CAIN
                                        Daniel M. Cain

                                    /s/ BARBARA H. CLAIBORN
                                        Barbara H. Claiborn

                                    /s/ JOHN H. SHORT
                                        John H. Short

                                    /s/ DEBRA WHITE LOCKWOOD
                                        Debra White Lockwood

                                    STOCKHOLDERS OF PREMIER
                                    BEHAVIORAL HEALTHCARE, INC.:

                                    /s/ DONALD W. SAPAUGH
                                        Donald W. Sapaugh

                                    /s/ M. STEPHEN MAY
                                        M. Stephen May

                                    /s/ CHARLES H. CAPERTON
                                        Charles H. Caperton